EXHIBIT 99.1

COWLITZ BANCORPORATION

EMPLOYMENT AGREEMENT
FOR
GERALD L. BRICKEY

     This EMPLOYMENT AGREEMENT ("Agreement") by and among COWLITZ BANCORPORATION, a Washington corporation (the "Company"), Cowlitz Bank, a Washington banking corporation (the "Bank") (hereinafter the Company and the Bank are collectively referred to as the "Employer"), and GERALD L. BRICKEY ("Executive"), is dated as of December 28, 2005.

            1.     Employment. Employer employs Executive and Executive accepts that employment on the terms and conditions set forth in this Agreement. The employment is "at will." Notwithstanding the term of this Agreement, Employer may terminate Executive's employment at any time for any lawful reason or for no reason at all, subject to the provisions of this Agreement. Executive's employment commenced on December 28, 2005 (the "Effective Date").

            2.     Term. The term of the Agreement begins on the Effective Date and continues for two years. Unless either party informs the other party that they do not wish to extend the Agreement at least 60 days prior to the end of the Term, this Agreement will automatically renew for an additional one-year term. "Term" as used herein includes the initial term and any extensions thereto.

            3.     Position. Executive will serve as Executive Vice President/Chief Financial Officer.  Executive will faithfully and diligently perform the duties that are normal and customary to the position, as well as those duties assigned from time to time by the board of directors of the Bank or the Company (the "Boards of Directors") or by the President and Chief Executive Officer, to whom Executive will directly report (the "Supervisor"). Executive's duties will include, but are not limited to:

        (a)     Providing the day to day leadership and supervision of the Controller's Division to ensure this internal service organization supports the Bank and the mortgage division's profitability and operation strategies;

         (b)     Preparing monthly, quarterly and annual financial reports, SEC reports and budget status reports for both internal and public reporting;

         (c)     Verifying the accuracy of corporate reports and presenting results to executive management and the Boards of Directors;

         (d)     Attracting, motivating and developing a competent accounting staff committed to the highest levels of productivity and customer service;

            (e)    Coordinating accounting practices between the Bank and the mortgage division to ensure accurate and consistent system-wide practices; and

          (f)     Participating in strategic meetings with the executive management team and being a member of the senior management committee.

         4.     Obligations. Executive shall devote Executive's best efforts, energies, and skills to the position and shall not engage in any business or employment activity that is not on Employer's behalf (whether or not pursued for gain or profit), except for (i) activities approved in writing by the Supervisor and (ii) passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made. Executive agrees to act in accordance with the laws of the State of Washington and the federal government and pursuant to the general guidelines and directions as established from time to time by the Boards of Directors and the Supervisor.

            5.     Compensation/Benefits

          (a)     Base Salary. For services performed under this Agreement, Executive shall be entitled to $13,333.33 per month ($160,000 on an annualized basis), which Employer may increase in its sole discretion (the "Base Salary"). The Base Salary will be paid in accordance with the Bank's regular payroll schedule.

            (b)     Incentive Compensation. In addition to the Base Salary, an annual bonus of 25% of Base Salary will be awarded if Executive achieves certain management objectives established on an annual basis by the Supervisor. For 2006, Executive's incentive compensation bonus is guaranteed if Executive's individual objectives are met regardless of whether the Bank and the senior management team objectives are met.

            (c)     Insurance Benefits. Executive shall be entitled to receive all employee benefits Employer generally provides to its full time employees, including medical, dental, vision, life, AD&D, and long-term disability insurance. Employer may change the benefit programs from time to time.

            (d)     401(k). As of April 1, 2006, Executive shall be entitled to participate in the Bank's 401(k) plan.

            (e)     Paid Sick Leave. Executive shall accrue paid sick leave at a rate of 4 hours per month for the first year and 8 hours per month thereafter. Sick leave does not accrue for the first 90 days of employment.

          (f)     Vacation. Executive shall be entitled to paid vacation according to the Bank's vacation policy, but no less than five (5) weeks of vacation annually, accrued monthly on a prorated basis. Executive also annually will receive 10 paid holidays, with an additional two personal holidays.

            6.      Definition of "Cause". Cause for termination of employment means any one or more of the following:

            (a)    Willful misfeasance, gross negligence, or conduct involving dishonesty in the performance of Executive's duties, as determined by either of the Boards of Directors or by the Supervisor;

            (b)    Conviction of any felony or of a crime in connection with Executive's duties;

            (c)    Conduct significantly harmful to Employer, as reasonably determined by either of the Boards of Directors or by the Supervisor, including but not limited to intentional violation of law or of any significant policy or procedure of the Employer;

            (d)    Refusal or failure to act in accordance with a stipulation, requirement, or directive of either of the Boards of Directors or the Supervisor (provided such directive is lawful);

            (e)    Failure to faithfully or diligently perform any of the duties of Executive's employment which are specified in this Agreement, articulated by either of the Boards of Directors or the Supervisor, or are usual and customary duties of Executive's employment, if Executive has not corrected the problem or formulated a plan for its correction with the Supervisor (if such failure is not susceptible to immediate correction) within thirty (30) days after notice to Executive; or

            (f)    Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of Employer's affairs by an order issued by a bank regulatory authority.

            7.    Definition of "Good Reason". Good Reason for Executive's resignation means any one or more of the following occurs without Executive's consent:

            (a)    Reduction, without business necessity, of Executive's salary or elimination of any compensation or benefit plan benefiting Executive unless applicable to all Executives;

            (b)    A relocation or transfer of Executive's principal place of employment that would require Executive to commute an additional thirty (30) miles each way; or

            (c)    A material adverse change in the Executive's title or line of reporting.

            8.    Termination. Executive's employment may be terminated as described in this Section, in which event Executive will receive payments for all Base Salary and benefits accrued as of the date of Executive's termination, which shall be paid in accordance with applicable law. All compensation and benefits shall terminate as of the date of termination, except as otherwise provided in this Agreement.

            (a)    For Cause or Without Good Reason. If Executive's employment is terminated by Employer for Cause or by Executive without Good Reason, Executive will have no right to receive compensation or other benefits after termination under this Section.

            (b)    Without Cause or Good Reason. If Executive's employment is terminated by Employer without Cause, or by Executive for Good Reason, the Bank will pay Executive a severance benefit equal to six (6) months of Base Salary, based on the highest Base Salary paid to Executive in the preceding twelve months (the "Severance Benefit"), subject to statutory payroll deductions. The Severance Benefit will be paid in installments over six months, starting the month following termination, in accordance with Employer's standard payroll procedures. Receipt of the Severance Benefit is conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Executive having revoked the Separation Agreement. Receipt and continued receipt of the Severance Benefit is further conditioned on Executive not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement.

         (c)    Death or Disability. This Agreement terminates if Executive dies or if Executive is unable to perform Executive's duties and obligations under this Agreement for a period of 90 calendar days as a result of a physical or mental disability arising at any time during the term of the Agreement, unless with reasonable accommodation Executive could continue to perform his duties and making these accommodations would not cause an undue hardship to the Bank. If termination occurs under this Section 8(c), Executive or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date this Agreement terminated.

            (d)    Termination Related to Change in Control. A "Change in Control" occurs if:

                        (i)   the Company merges or consolidates with another corporation and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of the Company's voting securities immediately before the merger or consolidation;

                         (ii)  any person, entity, or group of persons or entities, other than through merger or consolidation, acquires a majority of the Company's outstanding stock or substantially all of the Company's assets; or

                        (iii)  a majority of the Company's Board of Directors is removed from office by a vote of the Company's shareholders over the recommendation of the Board.

                    After announcement of a proposed Change in Control and for a period continuing for two years following a Change in Control, in the event Employer terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, instead of receiving the Severance Benefit set forth in Section 8(b) above, Executive shall receive (i) 18 months of Base Salary, based on Executive's highest Base Salary in the two years preceding termination, (ii) an amount equal to Executive's highest bonus paid in the two years preceding termination, and (iii) continuing insurance benefits for the shorter of 18 months or the full COBRA period, (collectively the "Change in Control Benefit"). The cash Change in Control Benefit shall in installments over 18 months, starting the month following termination, in accordance with Employer's standard payroll procedures and subject to statutory payroll deductions. Receipt of the Change in Control Benefit is conditioned on Executive having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Executive having revoked the Separation Agreement. Receipt and continued receipt of the Change in Control Benefit is further conditioned on Executive not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement.

            (e)     "Excess Parachute Payment" Restrictions. If the benefits under Section 8(d), either alone or together with other payments to which Executive is entitled to receive from Employer, would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), these benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the benefits pursuant to the foregoing provisions, shall be made by mutual agreement of Employer and Executive or if no agreement is possible, by Executive's accountants.

            (f)     Limitation on Severance or Change in Control Benefit. Notwithstanding any other provision in this Agreement, Employer shall make no payment of any benefit provided for herein to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation (the "FDIC") as the same may be amended from time to time, and if such payment is so prohibited, Employer shall use its best efforts to secure the consent of the FDIC or other applicable banking agencies to make such payments in the highest amount permissible, up to the amount provided for in this Agreement.

        (g)     Return of Bank Property. If and when Executive ceases for any reason to be employed by Employer, Executive must return to Employer all keys, pass cards, identification cards and any other property of Employer. At the same time, Executive also must return to Employer all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of Employer. The obligations in this paragraph include the return of documents and other materials that may be in Executive's desk at work, Executive's car or place of residence, or in any other location under Executive's control.

            9.    Restrictive Covenants.

             (a)    Confidential Information. Executive acknowledges that in the course of Executive's employment, Executive will have or obtain knowledge of confidential information and other secrets concerning Employer and its business, plans and strategies, its actual and prospective customers, and other matters which are valuable to Employer and which Employer does not want disclosed. Executive will not during and after the Term, disclose to any other person or entity any confidential information concerning Employer, its business operations or customers, or use for his own purposes or permit or assist others in the use of such confidential information, unless (i) either of the Boards of Directors consents to the use or disclosure of the information, (ii) the use or disclosure is consistent with Executive's duties under this Agreement, or (iii) disclosure is required by law or court order.

             (b)    Nonsolicitation. During employment and for a period of 24 months following termination (whether voluntary or not), Executive will not solicit any customer of Employer or of any of Employer's subsidiaries for services or products then provided by Employer or any of its subsidiaries. For purpose of this Section, "customers" are defined as (i) all customers serviced by Employer or any of Employer's subsidiaries at any time within 12 months before termination of Executive's employment, (ii) all customers and potential customers whom Employer or Employer's subsidiaries, with the knowledge or participation of Executive, actively solicited at any time 12 months before termination of Executive's employment, and (iii) all successors, owners, directors, partners and management personnel of the customers described in (i) or (ii).

             (c)    Nonraiding of Employees. Executive recognizes that the Employer's workforce is a vital part of its business; therefore, Executive agrees that for 24 months following termination, Executive will not directly or indirectly solicit any employee to leave his or her employment with Employer or any of Employer's subsidiaries. This includes that Executive will not (i) disclose to any third party the names, backgrounds, or qualifications of any of the employees or otherwise identify them as potential candidates for employment, or (ii) personally or through any other person approach, recruit, interview or otherwise solicit employees to work for any other employer. For purposes of this Section, employees include all employees working for Employer or any of Employer's subsidiaries at the time of termination of Executive's employment.

             (d)    Injunctive Relief. Executive acknowledges that it is impossible to measure in money the damages that will accrue to Employer if Executive fails to observe the covenants in this Section 9 (the "Restrictive Covenants"); therefore, the Restrictive Covenants may be enforced by an action at law for damages and by an injunction to prohibit the restricted activity. Executive hereby waives the claim or defense that an adequate remedy at law is available to Employer. Nothing set forth herein shall prohibit Employer from pursuing all remedies available to it.

             (e)    Reasonableness. The parties agree that this Agreement in its entirety, and in particular the Restrictive Covenants, are reasonable both as to time and as to area. The parties additionally agree (i) that the Restrictive Covenants are necessary for the protection of Employer's business and goodwill; (ii) that the Restrictive Covenants are not any greater than are reasonably necessary to secure Employer's business and goodwill; and (iii) that the degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive's opportunity to make a living with Executive's skills upon enforcement of said restraints, does not and will not warrant non-enforcement of said restraints. The parties agree that if any portion of the Restrictive Covenants set is adjudged unreasonably broad, then the parties authorize said court or arbitrator to narrow same so as to make it reasonable, given all relevant circumstances, and to enforce the same.

            (f)     Survival. This Section 9 shall survive the termination of this Agreement.

            10.     Creative Work. Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by Executive during employment with Employer, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by Employer. Executive hereby assigns to the Company and the Bank all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

            11.     Arbitration. Any dispute arising under this agreement shall be settled by final, binding, private arbitration in Cowlitz County, Washington, unless the arbitrator is unwilling to travel to Cowlitz County, in which case the arbitration will be held in Seattle, Washington. This includes disputes about the meaning of the agreement and performance under the agreement. The arbitration will be conducted by Judicial Dispute Resolution LLC with the arbitrator appointed and the arbitration conducted in accordance with Judicial Dispute Resolution rules and procedures. The arbitrator will have full authority to determine all issues, including arbitrability. The arbitrator's award may be reduced to final judgment in Cowlitz County Superior Court. Each party shall bear its own costs in connection with the arbitration and shall share equally the fees and expenses of the arbitrator, except that the arbitrator may award the prevailing party fees and costs. Notwithstanding the foregoing, an aggrieved party may seek a temporary restraining order or preliminary injunction in Cowlitz County Superior Court to preserve the status quo during the arbitration proceeding, provided however, that the party seeking relief agrees that ultimate resolution of the dispute will still be determined through arbitration and not through court process. The filing of the court action for injunctive relief shall not hinder or delay the arbitration process.

            12.    Expenses/Attorneys' Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the "prevailing party" and the amount of costs and expenses to be awarded.

            13.    Notices. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Employer or to Executive at their last known addresses.

            14.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington.

            15.    Waiver/Amendment. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

            16.    Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

            17.    Entire Agreement. This Agreement represents the entire employment agreement between the parties regarding the subject matter hereof and together with Employer's employee handbook governs the terms of Executive's employment. Where there is a conflict between this Agreement and the employee handbook, the terms of this Agreement shall govern. This Agreement supersedes any other prior oral or written employment agreement between the parties on the subject matter hereof. This Agreement does not supersede any incentive compensation agreement (including stock option agreements) entered into separately by the parties to this Agreement.

            18.    Assignment. Executive shall not assign or transfer any of Executive's rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of its duties under the terms of this Agreement. Upon Executive's death, Executive's rights under this agreement shall inure to Executive's heirs, executors, administrators or assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Employer, regardless of the manner in which the successors or assigns succeed to the interests or assets of Employer. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer, by any merger, consolidation or acquisition where Employer is not the surviving corporation, by any transfer of all or substantially all of Employer's assets, or by any other change in Employer's structure or the manner in which

Employer's business or assets are held. Executive's employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

            19.    Survival. If any benefits provided to Executive under this Agreement are still owed or claims under the Agreement are still pending, at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until such benefits are paid in full or claims are resolved in full. The Restrictive Covenants and dispute resolution provisions of this Agreement shall survive after termination of this Agreement, and shall be enforceable regardless of any claim Executive may have against Employer.

            20.    ADVICE OF COUNSEL. Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party be reason of the drafting or preparation hereof.

        IN WITNESS WHEREOF, the parties have signed this Agreement effective on the day and year first above written.

EXECUTIVE:
/s/ Gerald L. Brickey Gerald L. Brickey
COWLITZ BANCORPORATION By: /s/ Richard J. Fitzpatrick Richard J. Fitzpatrick, President and CEO
COWLITZ BANK
By: /s/ Richard J. Fitzpatrick Richard J. Fitzpatrick, President and CEO